EXHIBIT 3.1  Articles of Incorporation - MAS Acquisition LII Corp.

[SEAL]                            1997010490
ARTICLES OF INCORPORATION                       SUE ANNIE GILROY
State form 4159 (R10 / 8-95)                    SECRETARY OF STATE
Approved by State Board of Accounts 1995        CORPORATIONS DIVISION
                                                302 W. Washington St., Rm.E018
                                                Indianapolis, IN  46204
                                                Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2" x 11" white paper      Indiana Code 23-1-21-2
              for inserts.
              Present original and two (2)      Filing Fee:  $90.00
              copies to address in upper right
              hand corner of this form.
              Please TYPE of PRINT
              Upon completion of filing, the Secretary of State will issue a receipt

                           ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provision of:

X  Indiana Business Corporation Law             Indiana Professional Corporation
                                                Act 1983, Indiana Code 23-1.5-1-
As amended, executes the following              1, et seq. (Professional
Articles of Incorporation:                      corporations must include
                                                Certificate of Registration.)


                     ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)
     MAS Acquisition LII Corp.

  Principal Office:  The address of the principal office of the Corporation is:
Post office address                   City          State            ZIP Code
1922 North Bedford Ave.            Evansville        IN              47711


                     ARTICLE II - REGISTERED OFFICE AND AGENT

  Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:
Name of Registered Agent
     Aaron Tsai

Address of Registered Office (street or building)    City             ZIP Code
  1922 North Bedford Ave.                       Evansville  Indiana   47711


                         ARTICLE III - AUTHORIZED SHARES

Number of shares of the
Corporation is authorized to      20 million Preferred shares par value $0.001
issue:                            80 million Common shares par value $0.001
         If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."


                           ARTICLE IV - INCORPORATIONS
      [the name(s) and address(es) of the incorporators of the corporation]

                  NUMBER AND STREET
NAME                 OR BUILDING            CITY       STATE        ZIP CODE
Aaron Tsai         1922 North Bedford    Evansville    IN           47711
                   Ave.


  In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Article of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

  this  28th  day of   December     , 1996.

Signature   /s/  Aaron Tsai             Printed name   Aaron Tsai
Signature                               Printed name
Signature                               Printed name
The instrument was prepared by: (name)
      Aaron Tsai
Address (number, street, city and state)                            ZIP code
     1922 North Bedford Ave., Evansville IN                         47711